Exhibit 10.33

THIRD AMENDMENT

TO

LOAN AGREEMENT

This Third Amendment is made as of September 25, 2026, by and between PRECISION OPTICS CORPORATION, INC., a Massachusetts corporation with its principal place of business at 22 East Broadway, Gardner, Massachusetts 01440 (the "Borrower") and MAIN STREET BANK, a Massachusetts bank with a principal place of business at 81 Granger Boulevard, Marlborough, Massachusetts 01752 (the "Bank").

WHEREAS, the Borrower entered into a Loan Agreement with the Bank dated as of October 4, 2021, as amended by a First Amendment dated as of May 17, 2022, and a Second Amendment dated as of June 2, 2023 (as amended, the "Loan Agreement") in connection with a $500,000 revolving line of credit loan facility, increased by way of the Second Amendment to $1,250,000, and a $2,600,000 term loan facility; and

WHEREAS, the Borrower has requested a DSCR Covenant Waiver for FYE 6/30/2026 and the Bank has consented to said waiver;

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and of those contained in the Loan Agreement and of the faithful performance of said covenants and agreements, the Borrower and the Bank covenant, agree, represent and warrant as follows-

1. Terms. Terms defined in the Loan Agreement are used herein as so defined unless otherwise specifically stated herein.

2. Representations and Warranties. In order to induce the Bank to enter into this Third Amendment and to continue the credits provided in the Loan Agreement as amended hereby, the Borrower hereby affirms and restates as of the date thereof and hereof each of the representations, warranties and covenants of the Borrower contained in the Loan Agreement.

3. Amendments.

(A)	Section 1 of the Loan Agreement is amended by amending or adding the following definitions as applicable:

"Agreement. The Loan Agreement dated as of October 4, 2021, as amended by a First Amendment to Loan Agreement dated as of May 17, 2022, a Second Amendment to Loan Agreement dated as of June 2, 2023, a Third Amendment to Loan Agreement dated as of September 25, 2026, and as the same may hereafter be further amended and/or restated."

(B)	Section 3.16 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“3.16 Minimum Liquidity Covenant.

The borrower shall be required to maintain a minimum of $2,000,000 maintained in a Main Street Bank deposit account. Failure to comply shall be considered an Event of Default.”

4. Except as specifically amended hereby, all of the terms and provisions of the Loan Agreement shall remain in full force and effect.

5. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

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EXECUTED as an instrument under seal as of the date first above written.

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Joseph N Forkey
Name:	Joseph N. Forkey
Title:	President and Treasurer

MAIN STREET BANK

By:	/s/ Jessica L Royce
Name:	Jessica L Royce
Title:	Senior Vice President

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